As filed with the Securities and Exchange Commission on April 30, 2021

Registration Statement No. 333-203537
333-190613
333-181299
333-158391
333-58044
333-18049
333-07047
033-63615
033-60729
033-55075
033-52873
033-51529
033-44069
033-44068
033-41379
03-331880
03-306455
00-296890

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:
FORM S-3 REGISTRATION STATEMENT NO. 333-203537
FORM S-3 REGISTRATION STATEMENT NO. 333-190613
FORM S-3 REGISTRATION STATEMENT NO. 333-181299
FORM S-3 REGISTRATION STATEMENT NO. 333-158391
FORM S-3 REGISTRATION STATEMENT NO. 333-18049
FORM S-3 REGISTRATION STATEMENT NO. 333-07047
FORM S-3 REGISTRATION STATEMENT NO. 033-60729
FORM S-3 REGISTRATION STATEMENT NO. 033-55075
FORM S-3 REGISTRATION STATEMENT NO. 033-44069
FORM S-3 REGISTRATION STATEMENT NO. 3-331880
FORM S-3 REGISTRATION STATEMENT NO. 00-296890

POST-EFFECTIVE AMENDMENT NO. 2 TO:
FORM S-3 REGISTRATION STATEMENT NO. 333-58044
FORM S-3 REGISTRATION STATEMENT NO. 033-52873
FORM S-3 REGISTRATION STATEMENT NO. 033-44068
FORM S-3 REGISTRATION STATEMENT NO. 033-41379
FORM S-3 REGISTRATION STATEMENT NO. 03-306455

POST-EFFECTIVE AMENDMENT NO. 3 TO:
FORM S-3 REGISTRATION STATEMENT NO. 033-63615

POST-EFFECTIVE AMENDMENT NO. 4 TO:
FORM S-3 REGISTRATION STATEMENT NO. 033-51529

UNDER THE SECURITIES ACT OF 1933

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-0619596 (I.R.S. Employer Identification No.)

401 Merritt 7
Norwalk, Connecticut 06851
(203) 614-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark D. Nielsen
401 Merritt 7
Norwalk, Connecticut 06851
(203) 614-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Timothy Cruickshank
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
(212) 446 4794

Approximate date of commencement of proposed sale of the securities to the public: N/A. Removal from registration of securities that were not sold pursuant to these registration statements.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments are being filed by Frontier Communications Corporation (the “Company”) to deregister all securities remaining unsold under the following Registration Statements on Form S-3 (the “Registration Statements”) filed by the Company with the Securities and Exchange Commission (the “SEC”):

(1)
Registration Statement on Form S-3 (No. 333-203537), pertaining to the registration of an indeterminate principal amount or number of common stock, preferred stock, debt securities, purchase contracts and purchase units of the Company as may be issued from time to time at indeterminate prices, which was filed with the SEC on April 20, 2015;

(2)
Registration Statement on Form S-3 (No. 333-190613), pertaining to the registration of an aggregate amount of 5,000,000 shares of common stock of the Company, with an aggregate offering price of $22,625,000, which was filed with the SEC on August 14, 2013;

(3)
Registration Statement on Form S-3 (No. 333-181299), pertaining to the registration of an indeterminate principal amount or number of debt securities of the Company as may be issued from time to time at indeterminate prices, which was filed with the SEC on May 10, 2012;

(4)
Registration Statement on Form S-3 (No. 333-158391), pertaining to the registration of an indeterminate principal amount or number of debt securities of the Company as may be issued from time to time at indeterminate prices, which was filed with the SEC on April 3, 2009;

(5)
Registration Statement on Form S-3 (No. 333-58044), pertaining to the registration of an indeterminate principal amount or number of common stock, preferred stock, warrants, depositary shares and debt securities of the Company as may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $3,000,000,000, which was originally filed with the SEC on March 30, 2001 and amended on May 7, 2001;

(6)
Registration Statement on Form S-3 (No. 333-18049), pertaining to the registration of 2,832,432 shares of  common stock of the Company as may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $31,687,833, which was filed with the SEC on December 17, 1996;

(7)
Registration Statement on Form S-3 (No. 333-07047), pertaining to the registration of an indeterminate principal amount or number of debt securities, preferred stock and common stock of the Company as may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $904,125,000, which was filed with the SEC on June 27, 1996;

(8)
Registration Statement on Form S-3 (No. 033-63615), pertaining to the registration of an indeterminate principal amount or number of convertible preferred securities, partnership preferred securities, convertible debentures, common stock of the Company as may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $201,250,000, which was originally filed with the SEC on October 23, 1995 and amended on November 30, 1995 and December 26, 1995;

(9)
Registration Statement on Form S-3 (No. 033-60729), pertaining to the registration of an aggregate amount of 920,000 shares of common stock of the Company, with an aggregate offering price not to exceed $10,925,000, which was filed with the SEC on June 29, 1995;

(10)
Registration Statement on Form S-3 (No. 033-55075), pertaining to the registration of an aggregate amount of 1,600,000 shares of common stock of the Company, with an aggregate offering price not to exceed $23,000,000, which was filed with the SEC on August 16, 1994;

(11)
Registration Statement on Form S-3 (No. 033-52873), pertaining to the registration of an aggregate amount of 5,000,000 shares of common stock of the Company, with an aggregate offering price not to exceed $75,937,500, which was originally filed with the SEC on March 30, 1994 and amended on April 7, 1995;

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(12)
Registration Statement on Form S-3 (No. 033-51529), pertaining to the registration of an indeterminate principal amount or number of securities of the Company, which was filed with the SEC on December 17, 1993 and amended on March 17, 1994, March 24, 1994 and March 25, 1994;

(13)	Registration Statement on Form S-3 (No. 033-44069), which was filed with the SEC on November 27, 1991;

(14)	Registration Statement on Form S-3 (No. 033-44068), which was filed with the SEC on November 26, 1991.

(15)	Registration Statement on Form S-3 (No. 033-41379), which was filed with the SEC on July 22, 1991;

(16)	Registration Statement on Form S-3 (No. 03-331880), which was filed with the SEC on November 13, 1989.

(17)	Registration Statement on Form S-3 (No. 03-306455), which was filed with the SEC on June 13, 1986; and

(18)	Registration Statement on Form S-3 (No. 00-296890), which was filed with the SEC on April 5, 1985.

On April 14, 2020, the Company and all of its subsidiaries filed voluntary cases under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Frontier Communications Corporation, et. al., Case no. 20-22476 (RDD). On April 30, 2021, the Company emerged from the Chapter 11 Cases pursuant to that certain Fifth Amended Joint Plan of Reorganization of Frontier Communications Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, which was confirmed by the Bankruptcy Court on August 27, 2020.

In connection with the foregoing, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of each offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Norwalk, Connecticut, on April 30, 2021.

FRONTIER COMMUNICATIONS CORPORATION

By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal Officer and Chief Transaction Officer

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